Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 4, 2021, in Post-Effective Amendment No. 1 to the Registration Statement (Form F-3 No. 333-251220) and related Prospectus of NatWest Group plc for the registration of Debt Securities, Dollar Preference Shares, Contingent Convertible Securities, Ordinary Shares and Rights To Subscribe For Ordinary Shares.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, United Kingdom

December 22, 2021